UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2007
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa
(State or Other Jurisdiction of Incorporation)

001-32354 (Commission File Number)	42-1490040 (IRS Employer Identification No.)

115 South Second Avenue West
Newton, Iowa 50208
(Address of Principal Executive Offices)(Zip Code)

(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02 Election of Director; Compensatory Arrangements of Certain Officers.
     On April 23, 2007, the Company’s Board of Directors elected H. Lynn Horak to fill a vacancy on the Company’s Board of Directors. The full text of a press release announcing Mr. Horak’s election is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.
     The Company’s amended and restated articles of incorporation provide for staggering the terms of directors into three classes, and Mr. Horak was elected as a Class III director. Class III directors will next stand for reelection at the 2007 annual meeting of shareholders. Mr. Horak will be compensated for his services as a director in accordance with the Board’s compensation practices that are applicable to all non-employee directors as determined by our Nominating and Governance Committee.
     Mr. Horak currently is regional chairman for Wells Fargo Regional Banking, and has held many positions with Wells Fargo Bank since 1972, including executive vice president and chief financial officer from 1981 to 1986 and president and chief operating officer from 1986 to 2003. He serves or has served on the Drake University Board of Trustees, the University of Northern Iowa Board of Trustees, and the Central Baptist Theological Seminary Board of Trustees, as well as the Iowa Bankers Association Board of Directors and the United Way of Central Iowa Board. Mr. Horak is also active in his support of many civic organizations, including Children & Families of Iowa, the Juvenile Diabetes Foundation, March of Dimes and the United Negro College Fund. Mr. Horak has been elected to the Iowa Business Hall of Fame and is a past recipient of the Drake University College of Business’ community leadership award.
     Mr. Horak was not elected pursuant to any arrangement or understanding between Mr. Horak and any other person. Although the Company’s banking services are provided primarily by an affiliate of Wells Fargo Regional Banking, the Company has determined that Mr. Horak did not have and does not have any direct or indirect material interest in such banking transactions or in any other Company transactions since the beginning of the Company’s last fiscal year, or in any proposed transaction.
     Also on April 23, 2007, the Company’s Board of Directors approved Amendment No. 1 to the Company’s 2005 Stock Incentive Plan (the “Plan”), subject to approval of Amendment No. 1 by the Company’s shareholders. If approved by the Company’s shareholders, Amendment No. 1 will (1) increase the number of shares reserved under the Plan from 500,000 to 1,500,000, (2) increase the limitation on awards granted to non-employee directors under the Plan, expressed as a percentage of shares available for awards under the Plan, from 5% to 10%, and (3) extend the termination date of the Plan from June 16, 2015 (ten years after approval of the Plan by Company shareholders) to June 14, 2017 (ten years after approval of Amendment No. 1 by Company shareholders).
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements: None.
     (b) Pro forma financial information: None.
     (c) Shell company transactions: None.
     (d) Exhibits:
           99.1 Press Release dated April 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2007

Iowa Telecommunications Services, Inc.
By /s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary